AMT CAPITAL FUND, INC.
              	Form N-SAR for the period ending October 31, 1996
                             	File Number 811-7928





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 30th day of December, 1996



                                  							AMT CAPITAL FUND, INC.

                                  							By: /s/ William E. Vastardis
                                         								William E. Vastardis
                                         								Treasurer




Witness: /s/ Alissa R. Fox
         	   Alissa R. Fox